EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 3 to Registration Statement (No. 333-224169) of our report dated May 11, 2018 relating to the consolidated financial statements of Albertsons Companies, Inc. appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Boise, Idaho

June 22, 2018